EXHIBIT 99.1


                UNITED STATES CELLULAR CORPORATION

                1994 EMPLOYEE STOCK PURCHASE PLAN



SECTION 1.   ESTABLISHMENT; PURPOSE; SCOPE.
             -------------------------------

          United States Cellular Corporation hereby establishes the United States Cellular Corporation 1994 Employee Stock Purchase Plan to encourage and facilitate the purchase of Common Shares of the Company by eligible employees. The Plan is intended to provide a further incentive for eligible employees to promote the best interests of the Controlled Group and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed in a manner consistent with the Code.

SECTION 2.   DEFINITIONS; CONSTRUCTION.
             --------------------------

          As used in this Plan, as of any time of reference, and unless the context otherwise requires:

          (a) "Affiliate" means any trade or business entity which is a member of a controlled group with Telephone and Data Systems, Inc. ("TDS") (as described in Section 414(b) and (c) of the Code) or is a member of an affiliated service group with TDS (as described in Section 414(m) of the Code) and any other entity required to be aggregated with TDS pursuant to final regulations under Section 414(o) of the Code.

          (b) "Board" means the Board of Directors of the Company as from time to time constituted.

          (c) "Common Shares" means the common shares, par value $1.00 per share, of the Company.

          (d)   "Company" means United States Cellular
Corporation, a Delaware corporation, and any successor thereto.

          (e) "Controlled Group" means the Company and its Subsidiaries.

          (f)   "Effective Date" means October 1, 1994.

          (g) "Employer" means the Company and any corporation that is a member of the Controlled Group that adopts the Plan

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with the prior approval of the Company, as evidenced by a
resolution of the Board.

          (h) "Fair Market Value" means the average closing price of a Common Share on the American Stock Exchange on the twenty business days preceding the date of reference .

          (i)   "Offering Price" means 85 percent of the Fair
Market Value of a Common Share on the Effective Date, i.e.,
$26.94 (85% x $31.69).

          (j) "Participant" means any employee of an Employer who meets the eligibility requirements of Section 4 and who has accepted an offer made by the Committee pursuant to Section 6(b) hereof.

          (k)   "Plan" means the 1994 Employee Stock Purchase
Plan herein set forth and any amendment or supplement thereto.

          (l)   "Purchase Date" means December 31, 1995 or
December 31, 1996, as the case may be.

          (m) "Subsidiary" means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (n) "Termination Date" means December 31, 1996, or earlier at the discretion of the Board.

The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "hereof," "herein," and "hereunder," and other similar compounds of the word "here," shall mean and refer to the entire Plan and not to any particular provision or section of this document.

SECTION 3.   ADMINISTRATION.
             ---------------

          This Plan shall be administered by the 1994 Employee Stock Purchase Plan Committee (hereinafter referred to as the "Committee"), the members of which shall be two individuals selected by the Board who do not satisfy the eligibility requirements of Section 4 hereunder. Pursuant to resolution approved by the Board, as of the adoption date, the Committee shall be comprised of LeRoy T. Carlson, Jr. and Murray L. Swanson. Subject to the express provisions hereof, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations

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on the matters referred to in this paragraph shall be conclusive.
No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

SECTION 4.   ELIGIBILITY.
             ------------

          (a) Any employee of an Employer shall be eligible to participate in the Plan, provided he has at least six (6) months of continuous service with an Employer immediately prior to January 1, 1995. For the sole purpose of calculating length of service under the Plan, employees shall be credited for service with an Employer immediately prior to the Company's acquisition of such Employer or other member of the Controlled Group and for service with TDS, or any Affiliate thereof. No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

          (b) Notwithstanding anything herein to the contrary, no employee shall be entitled to participate in the Plan if such employee, immediately after the grant of an option would own shares (including shares which may be purchased under the Plan) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, its Subsidiaries, TDS or TDS' Subsidiaries actually issued and outstanding immediately after such grant. For the foregoing purposes, the rules of stock attribution set forth in Section 424(d) of the Code shall apply in determining share ownership.

SECTION 5.   PURCHASE PRICE.
             ---------------

          The purchase price shall be the lesser of (i) the Offering Price or (ii) the Fair Market Value of a Common Share on the Purchase Date.

SECTION 6.   NUMBER OF COMMON SHARES OFFERED.
             --------------------------------

          (a) The maximum number of shares which shall be available for purchase under the Plan shall be 90,000 Common Shares of the Company, subject to adjustment as provided in
Section 14. The Common Shares to be sold under this Plan may at the election of the Company be either treasury shares or shares originally issued for such purpose.

          (b) An employee shall be entitled to elect to purchase a total number of shares equal to one share for each $150.00 of his compensation ("base shares") plus any number of additional shares up to a maximum of 200 percent of his base shares ("additional shares"), provided that no employee may purchase fewer than twenty shares. If the total of an employee's base shares and additional shares is less than twenty, the employee nevertheless shall be entitled to elect to purchase twenty shares. For purposes of this subsection, compensation means (i)

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for a sales consultant, the greater of $25,000 or 200 percent of all of his base salary and commissions paid by an Employer during the period beginning April 1, 1994, and ending September 30, 1994 (the "compensation period"), (ii) for a market manager, 145 percent of his base salary in effect at July 1, 1994, (iii) for a part-time employee, 200 percent of all remuneration paid to him by an Employer during such compensation period, (iv) for any hourly full-time employee, the hourly rate in effect as of July 1, 1994 multiplied by the number of regular hours in a work year, and (v) for any salaried employee, the annual salary in effect at July 1, 1994. Amounts which are not included in an employee's income for federal income tax purposes due to Section 125 or 402(e)(3) of the Code shall be included in determining base salary, commissions and remuneration, for purposes of items
(i)-(v) above.

          (c) No Participant shall be granted an option to purchase shares under the Plan that permits the Participant to purchase shares in any calendar year under the Plan and other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company, its Subsidiaries and TDS, and TDS' Subsidiaries, with an aggregate fair market value (determined at the time such option is granted) in excess of $25,000.

          (d) In the event that Participants elect to purchase more shares than are available under clause (a) above, the maximum percentage of base shares that any Participant shall be permitted to purchase as additional shares shall be reduced until the total number of shares that all Participants, in the aggregate, have elected to purchase pursuant to clause (b) above (after reducing the number of additional shares elected by each Participant whose election reflects a maximum percentage in excess of the revised maximum percentage) equals the number of shares available under clause (a) above. The number of additional shares elected by each Participant who has elected more than the revised maximum shall be reduced so that no Participant may purchase more additional shares than the revised maximum percentage of base shares. Notwithstanding the preceding sentences of this clause (d), no Participant may purchase fewer than twenty shares.

SECTION 7.   ENROLLMENT PERIOD; EMPLOYEE'S ELECTION TO
             PARTICIPATE.
             ------------------------------------------

          (a) The Committee shall establish an enrollment period, during which an eligible employee may elect to purchase shares by executing and delivering to the TDS Employee Benefits Division an enrollment and payroll deduction authorization form.

          (b) An election to purchase shall not constitute a contract to purchase. Such an election shall merely notify the

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Company of the number of shares to be held for purchase by the
Participant.

SECTION 8.   PURCHASE PERIOD; PAYMENT FOR SHARES.
             ------------------------------------

          (a)   The "Purchase Period" shall commence on January
1, 1995 and shall end on the earliest of the following dates:
(i) the Termination Date, (ii) the date the Participant elects to abandon his purchase, and (iii) the date the Participant terminates service with the Employer.

          (b) Concurrently with his election, the Participant shall authorize a payroll deduction in an amount that over the Purchase Period shall provide for full payment for each share which he elects to purchase.

          (c) All payroll deductions held by the Company under the Plan shall be held without interest.

          (d) Subject to each Participant's right to abandon Common Shares pursuant to Section 10 hereof, the Company shall purchase Common Shares on behalf of each Participant pursuant to
Section 9 hereof as soon as is administratively practicable after each Purchase Date.

          (e) All payroll deductions in the possession of the Company shall be segregated from the general funds of the Company in an account established to hold such payroll deductions (hereinafter referred to as the "Employee Stock Purchase Plan Account"). The Employee Stock Purchase Plan Account shall be restricted to the uses provided herein until such time as the Company issues certificates to Participants purchasing Common Shares under the Plan. The Committee shall have custody of such account.

SECTION 9.   ISSUANCE AND DELIVERY OF STOCK CERTIFICATES;
             REGISTRATION.
             ---------------------------------------------

          (a) Certificates for Common Shares shall be issued and delivered to each Participant for the number of Common Shares paid for in full as soon as is administratively practicable after each Purchase Date. No fractional shares will be issued at any time.

          (b) As and whenever the Common Shares are issued to Participants pursuant to this Section 9, the Committee shall remit to the Company for its general purposes, out of the Employee Stock Purchase Plan Account, cash in an amount equal to the purchase price under the Plan of the Common Shares so issued. When all Common Shares purchasable under the Plan have been issued, any payroll deductions that have not been used to purchase Common Shares shall be returned to each Participant in accordance with his payroll deduction authorization under Section

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7(a) and his exercise of his right to abandon Common Shares pursuant to Section 10.

          (c) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice to the TDS Employee Benefits Division prior to the issuance thereof, in the names of the Participant and one other person as the Participant may designate, as joint tenants with right of survivorship.

SECTION 10.  PARTICIPANT'S RIGHT TO ABANDON SHARES.
             --------------------------------------

          At any time during the term of the Plan a Participant may elect to abandon all or any number of the Common Shares then purchasable by and not yet issued to him, provided that a Participant may not retain the right to purchase fewer than twenty Common Shares. As to any Common Shares so abandoned, the Participant shall have no further rights of any nature at any subsequent time. If the Participant retains the right to purchase a lesser number of Common Shares, his election will continue with respect to such lesser number of Common Shares and any amount in the Employee Stock Purchase Plan Account contributed by the Participant that exceeds the amount necessary to purchase such lesser number of Common Shares shall be refunded to the Participant. If the Participant retains no right to purchase Common Shares, any amount in the Employee Stock Purchase Plan Account contributed by the Participant shall be refunded to the Participant.

SECTION 11.  EMPLOYEE'S HARDSHIP WITHDRAWAL.
             -------------------------------

          If a Participant makes a hardship withdrawal from any plan with a cash or deferred arrangement qualified under Section 401(k) of the Code which plan is sponsored, or participated in, by any Employer, such Participant shall be prohibited from making contributions under this Plan for a period of twelve months from the date of such withdrawal. If, after the expiration of such twelve month period, the Purchase Period has not yet expired, the Participant shall be permitted to resume payroll deductions in an amount which over the remaining Purchase Period shall provide for full payment for each share which he has elected to purchase and for which he has not yet made payroll deductions.

SECTION 12.  TERMINATION OF EMPLOYMENT OR ELIGIBILITY.
             -----------------------------------------

          (a) "Retirement or Death". Upon termination of employment because of retirement or death, the number of Common Shares paid for in full by the Participant upon the application of all accumulated payroll deductions, including from compensation due and owing, shall be purchased for the Participant (or, in the case of the Participant's death, the beneficiary designated by the Participant in accordance with procedures prescribed by the Committee, or if no such beneficiary designation is in effect with respect to such Participant, the Participant's estate), unless the Participant (or, in the case of the Participant's death, his designated beneficiary or estate, as the case may be) elects to abandon all or any such number of

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the Common Shares then purchasable, pursuant to Section 10 hereof and any rules or regulations the Committee shall make.

          (b) "Other Termination of Employment". Upon termination of employment with an Employer for any reason other than as a result of retirement or death as described in clause
(a) of this Section, the amount withheld from the Participant's pay pursuant to Section 8 which has not already been used to purchase Common Shares shall be returned to him as soon as administratively practicable.

SECTION 13.  RIGHTS NOT TRANSFERABLE.
             ------------------------

          The right to purchase Common Shares under this Plan shall not be transferable by any Participant or exercisable, during his lifetime, by any person other than the Participant.

SECTION 14.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.
             -------------------------------------------

          (a) The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) If, during the term of the Plan, the Company shall effect (i) a distribution or payment of a dividend on its Common Shares in shares of the Company, (ii) a subdivision of its outstanding Common Shares by a stock split or otherwise, (iii) a combination of the outstanding Common Shares into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of its Common Shares (other than by merger or consolidation) of any shares of the Company, then each Participant shall be entitled to receive upon the purchase of shares pursuant to this Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased Common Shares pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Offering Price, the number of Common Shares offered or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this paragraph shall entitle
Participants to purchase additional Common Shares or other shares of the Company, the shares available under Section 6 shall be deemed to include such additional Common Shares or such other shares of the Company.

          (c) In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his payment for all or part of


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the Common Shares purchasable by him under the Plan, to receive
(subject to any required action by shareholders) in lieu of the number of Common Shares which he was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares paid for by the Participant.

          (d) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation during the term of the Plan: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of a right to purchase shall be entitled to receive, upon his payment for all or part of the Common Shares purchasable by him under the Plan and receive in lieu of Common Shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and (ii) all outstanding rights to purchase may be cancelled by the Board as of the effective date of any such merger, consolidation or sale, provided that (i) notice of such cancellation shall be given to each Participant and (ii) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares allocated to him under the terms of the Plan.

          (e) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for purchase under the Plan.

SECTION 15.  SHAREHOLDER APPROVAL.
             ---------------------

          The Plan is subject to the approval of a majority of the votes cast on the matter by the shareholders of the Company within twelve months before or after its adoption by the Board.

SECTION 16.  RIGHTS OF A SHAREHOLDER.
             ------------------------

          No Participant shall have rights or privileges of a shareholder of the Company with respect to shares purchasable under this Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

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SECTION 17.  NO REPURCHASE OF COMMON SHARES BY COMPANY.
             -----------------------------------------

          The Company is not obligated to repurchase from any Participant Common Shares he has acquired under the Plan.

SECTION 18.  AMENDMENT OF THE PLAN.
             ----------------------

          The Board may at any time, and from time to time, amend the Plan in any respect, except that, without the approval of the shareholders of the Company, no amendment may be made that changes the number of shares to be reserved under the Plan (other than as provided in Section 14) or the designation of Subsidiaries whose employees may be offered options under the Plan.

SECTION 19.  TERMINATION OF THE PLAN.
             ------------------------

          While it is intended that the Plan remain in effect for the term of the Plan, the Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and, unless the Participant elects to abandon his shares, shall issue and deliver to each Participant certificates for the number of Common Shares paid for in full. A Participant may elect, upon termination of the Plan, to abandon all or any number of the Common Shares then purchasable by and not yet issued to him, provided that a Participant may not retain the right to purchase fewer than twenty Common Shares. The Committee shall refund to the Participant any amount in the Employee Stock Purchase Plan Account contributed by the Participant that exceeds the amount necessary to purchase the number of Common Shares the Participant elects to purchase and not abandon. If the Participant retains no right to purchase Common Shares, the Committee shall refund to the Participant any amount in the Employee Stock Purchase Plan Account contributed by the Participant. Any contributions remaining in the Employee Stock Purchase Plan Account shall be refunded to the Participants making such contributions as soon as administratively practicable after termination of the Plan.

SECTION 20.  COMPLIANCE WITH STATUTES AND REGULATIONS.
             ----------------------------------------

          The sale and delivery of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

SECTION 21.  GOVERNING LAW.
             --------------

          This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Delaware and construed in accordance therewith.


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